SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.           )

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STANDARD MANAGEMENT CORPORATION

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NOTICE OF 2003 ANNUAL MEETING
LETTER TO SHAREHOLDERS
ABOUT THE MEETING
BOARD OF DIRECTORS
COMPENSATION OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
EMPLOYMENT AGREEMENTS
PERFORMANCE GRAPH
STOCK OWNERSHIP
EQUITY COMPENSATION PLAN INFORMATION
GENERAL

STANDARD MANAGEMENT

NOTICE OF

2 0 0 3

ANNUAL MEETING
&
PROXY STATEMENT

NOTICE OF 2003 ANNUAL MEETING

Time:	Wednesday, June 11, 2003
9:30 a.m., local time

Place:	Standard Management Corporation
10689 North Pennsylvania Indianapolis, Indiana 46280 Knieser Auditorium

Proposals:	1.	To elect three Class II directors to our Board of Directors for a three-year term, and one Class III director for a one-year term.

	2.	To transact other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Who Can Vote:	You can vote if you were a shareholder of record on April 18, 2003.

Annual Report:	A copy of our 2002 Annual Report is enclosed.

Date of Mailing:	This notice and the proxy statement are first being mailed to shareholders on or about May 2, 2003.

By order of the Board of Directors
Stephen M. Coons, Executive Vice President and Secretary

LETTER TO SHAREHOLDERS

STANDARD MANAGEMENT

To our Shareholders:

     You are cordially invited to attend our 2003 Annual Meeting, which will be held on Wednesday, June 11, 2003 at 9:30 a.m. local time in the Knieser Auditorium at our headquarters in Indianapolis, Indiana.

     The matters to be considered at the meeting are described in the accompanying Notice of 2003 Annual Meeting and Proxy Statement.

     Regardless of your plans for attending in person, you can be sure that your shares are represented at the meeting by promptly voting and submitting your proxy by phone or by completing, signing, dating and returning the enclosed proxy card in the enclosed post-paid envelope. If you attend the Annual Meeting in person and wish to vote in person, you may withdraw your proxy and vote your shares personally.

     We look forward to the 2003 Annual Meeting.

Sincerely,

Ronald D. Hunter Chairman and Chief Executive Officer

May 2, 2003

ABOUT THE MEETING

Why is this Proxy Statement being furnished to Shareholders?

This Proxy Statement is being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Standard Management Corporation (“we”, “our”, “us”, “Standard Management” or the “Company”) for use at our 2003 Annual Meeting (the “Annual Meeting”).

What am I voting on?
1.	To elect three Class II directors to our Board of Directors for a three-year term, and one Class III director for a one-year term.
2.	To transact other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Who is entitled to vote?

Each shareholder of record of our common stock at the close of business on April 18, 2003 (the “Record Date”) is entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each voting matter.

What constitutes a quorum at the meeting?

A majority of the shares entitled to vote will constitute a quorum for purposes of the Annual Meeting. On April 18, 2003, there were 8,057,089 shares of common stock outstanding and entitled to vote.

A list of the shareholders of record entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose applicable to the meeting, during normal business hours, for a period of ten days prior to the meeting at our principal executive offices located at 10689 North Pennsylvania, Indianapolis, Indiana 46280. Our telephone number at this address is (317) 574-6224.

How many votes are required for the approval of each item?

The four nominees for director receiving the most votes will be elected. Abstentions and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes “against” a nominee.

Broker nonvotes:

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the proposal for election of directors, the broker may vote your shares at its discretion. But for other proposals, the broker may not vote your shares at all. When that happens, it is called a “broker nonvote”.

How do I vote before the meeting?

You have three voting options:
•	By internet, following the instructions on your proxy card; or
•	By telephone, following the instructions on your proxy card; or
•	By mail by completing, signing and returning the enclosed proxy card.

The proxies will vote your shares according to your instructions.

Can I vote at the meeting?

You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote your proxy by internet, telephone or by mail, prior to the meeting.

What if I return my proxy card but do not provide voting instructions?

If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of our Board of Directors as discussed in this Proxy Statement. A proxy may indicate that all or a portion of the shares represented are not being voted by the shareholder with respect to a particular matter. Any such non-voted shares will be considered present for the purpose of determining the presence of a quorum.

How can I revoke my proxy?

You may revoke your proxy at any time prior to voting at the Annual Meeting by (1) delivering written notice to Stephen M. Coons, our Secretary, (2) by submitting a subsequently dated proxy, or (3) by attending the Annual Meeting and voting in person.

BOARD OF DIRECTORS

PROPOSAL ONE

What is the makeup of our Board of Directors?

Under our Bylaws, the Board of Directors consists of seven persons and is divided into three classes, each of whose members serves for a three-year term. At the Annual Meeting, shareholders will elect three Class II Directors, and one Class III Director. The terms of the current Class II Directors expire with this Annual Meeting.

How are Directors elected?

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the four nominees recommended by our Board of Directors and named below. Shareholders do not have the right to cumulate votes in the election of directors. Directors are elected by a plurality of the vote cast at the Annual Meeting. Thus, assuming a quorum is present, the four persons receiving the greatest number of votes will be elected to serve as members of our Board of Directors. Accordingly, broker nonvotes with respect to the election of directors will not affect the outcome of the election of directors.

Who are this year’s nominees?

Class II – Nominated To Serve Until The 2006 Annual Meeting

Stephen M. Coons, 62, Executive Vice President, General Counsel, Secretary and Director since 1993
•	Counsel to the law firm of Coons, Maddox & Koeller from 1993 to 1995
•	Partner with the law firm of Coons & Saint from 1983 to 1993
•	Indiana Securities Commissioner from 1978 to 1983
•	Practicing law for over 30 years

Martial R. Knieser, 60, Director since 1990
•	Director of Laboratories of St. Vincent Mercy Hospital, Elwood, Indiana
•	Medical Director of Stat Laboratory Services from 1989 to 1999
•	Medical Director of Standard Life since 1987
•	Director of Laboratories of Community Hospital Indianapolis from 1978 to 1991

P.B. (“Pete”) Pheffer, CPA, 52, President since 2002, Chief Financial Officer and Director since 1997
•	Senior Vice President – Chief Financial Officer and Treasurer of Jackson National Life Insurance Company from 1994 to 1996
•	Senior Vice President – Chief Financial Officer of Kemper Life Insurance Companies from 1992 to 1994
•	Received MBA from the University of Chicago in 1988

Class III – Nominated to Serve Until The 2004 Annual Meeting

James H. Steane II, 57, Director since 2002
•	Retired from Fleet Bank in 1999 after a 29 year career in corporate banking
•	Senior Vice President and Senior Lending Officer in the Insurance and Mutual Fund Group, Fleet Bank (Connecticut) from 1983 to 1999
•	Past President of Junior Achievement of Hartford, CT and American School for the Deaf
•	Received MBA from Adelphia University

Our Board of Directors recommends a vote FOR election of these nominees as directors of our Company.

Who are the directors that will continue to serve?

Class I – Serving Until The 2005 Annual Meeting

Robert A. Borns, 67, Director since 1996
•	Chairman of Correctional Management Company, LLC since 1996
•	Chairman of Borns Management Corporation since 1962
•	Board of Director’s Member of:
•	Artistic Media Partners, Inc.
•	Board of Trustees Member of:
•	Indianapolis Museum of Art
•	Indiana University Foundation
•	St. Vincent Hospital Advisory Board

BOARD OF DIRECTORS

Robert J. Salyers, 55, Director since 2001
•	Practicing law since 1973; currently the law firm of Salyers & Eiteljorg, P.C.
•	J.D. Indiana University Law School (1973) Indianapolis
•	B.S. Purdue University Animal Science (1968)
•	Board of Director’s Member of:
•	Eiteljorg Museum of American Indians and Western Art
•	Pacers Basketball Corporation Foundation, Inc.
•	St. John Endowment Fund for Church and School Ministry, Inc.

Class III – Serving Until the 2004 Annual Meeting

Ronald D. Hunter, 51, Chairman of the Board and Chief Executive Officer since 1989
•	Chairman of the Board and Chief Executive Officer of Standard Life since 1987
•	Held management and sales positions with:
•	Conseco, Inc. from 1981 to 1986
•	Aetna Life & Casualty Company from 1978 to 1981

How long will this year’s nominees serve?

The nominees for Class II Directors, if elected, will serve three years until the 2006 Annual Meeting of shareholders and until their successors have been elected and qualified. The nominee for Class III Director, if elected, will serve one year until the 2004 Annual Meeting of shareholders and until his successor has been elected and qualified.

What if a nominee is unable or declines to serve?

In the event that any nominee for our Board of Directors is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill the vacancy, or the number of directors constituting the full Board of Directors may be reduced. It is not expected that any nominee will be unable or will decline to serve as a director.

Can a shareholder nominate a person for election to our Board of Directors?

Our shareholders may nominate a person for election to our Board of Directors. To do so, the shareholder must provide written notice which contains the information required by our Bylaws, to the Secretary of the Company. Any such notice must be received at our principal executive office no later than the close of business on May 12, 2003. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them FOR the nominees recommended by our Board of Directors.

Who are our executive officers?

As of the date of this Proxy Statement, our Executive Officers are:

•	Ronald D. Hunter, Chairman and Chief Executive Officer
•	P. B. (“Pete”) Pheffer, President and Chief Financial Officer
•	Stephen M. Coons, Executive Vice President, General Counsel and Secretary

•	Murray I. Firestone, Ph.D., age 52, Chief Executive Officer of U.S. Health Services Corporation since 2003
•	Managing Director of Health Ventures, LLC from 2002 to 2003
•	President, Corporate Business Development of Med Diversified, Inc. and e-MedSoft.com from 2000 to 2002
•	Chairman and Chief Executive Officer of VirTx, Inc., from 1999 to 2000, a telemedicine company which merged with e-MedSoft.com
•	Senior Consultant to WellPoint Health Networks, Inc./Blue Cross of California, ImageView, Inc. and The Evangelical Lutheran Good Samaritan Society from 1998 to 1999.
•	Received Ph.D. in Clinical Psychology from Emory University

•	Marc D. Novotney, CLU, ChFC, age 48, President of Standard Life Insurance Company of Indiana since 2003
•	President of Western Security Life Insurance Company, an AmerUs Company, from 1995 to 2002
•	Senior Vice President, Multi-Company Business of Indianapolis Life Insurance Company from 1999 to 2002
•	Vice President of Acordia Personal Benefits, Inc., a wholly-owned subsidiary of Acordia, Inc. from 1988 to 1994
•	Received MBA from Indiana Wesleyan University

BOARD OF DIRECTORS

Our Board of Directors met five times in 2002, each time pursuant to a regularly scheduled meeting. Each director attended at least 75% of the meetings of the Board of Directors or committees on which they served.

What are the committees of the Board?

It is the primary responsibility of our Board of Directors to oversee the management of our business. To assist in carrying out its responsibilities, our Board of Directors has established the following five standing committees:

			Number of
Name of Committee and			Meetings in
Members	Functions of the Committee		2002

Executive: Ronald D. Hunter, Chair Stephen M. Coons	•	Acts for our Board of Directors in the management of our business when action is required between Board of Directors meetings.	1
P.B. (Pete) Pheffer	•	Committee meets as necessary.
Robert J. Salyers	•	All actions by committee are reported at the next Board of Directors meeting.

Audit: James H. Steane II, Chair Robert J. Salyers	•	Reviews the results and scope of the audit and other services provided by our independent auditors to our Board of Directors.	4
Robert A. Borns	•	Monitors the effectiveness of the audit effort and financial reporting as well as the adequacy of financial and operating controls.

Compensation: Martial R. Knieser, Chair	•	Approves compensation objectives and policies for all employees.	1
Robert A. Borns Robert J. Salyers	•	Responsible for developing and making recommendations to our Board of Directors with respect to our executive compensation policies.
	•	Determines periodically and recommends to our Board of Directors the base cash compensation for our Chief Executive Officer and other executive officers.

Incentive Stock Option: The entire Board of Directors	•	Reports to shareholders on executive compensation items as required by the Securities and Exchange Commission.	1
	•	Has responsibility for granting stock options to eligible members of management under, and otherwise administers the Standard Management Corporation 2002 Stock Incentive Plan (the “2002 Stock Incentive Plan”) and the Amended and Restated 1992 Stock Option Plan (the “1992 Stock Option Plan”)

Nominating: Robert A. Borns, Chair Martial R. Knieser Robert J. Salyers James H. Steane II	•	Recommends qualified candidates for election as officers and directors of the Company.	1

COMPENSATION OF DIRECTORS

How are Directors compensated?

Cash compensation:

•	Each of our non-employee directors receives an annual cash retainer of $22,500.

•	Our non-employee directors also receive $1,000 per Board of Directors meeting or Board of Directors Committee meeting attended in person.

•	All non-employee directors are reimbursed for expenses incurred in connection with their services as directors.

Stock compensation:

•	Pursuant to the 1992 Stock Option Plan, each non-employee director is entitled to receive, on the date of each Annual Meeting, an immediately exercisable option to purchase 500 shares of our common stock at a purchase price equal to the fair market value on the date of the grant. The 1992 Stock Option Plan also provides that each non-employee director is entitled to receive an option to purchase 500 shares of common stock upon commencement of service as a director. There will no longer be grants made under the 1992 Stock Option Plan.

•	Our Board of Directors may vary, from year to year, the number of shares subject to options granted to each non-employee director, provided that such number may not be less than 500.

•	Each such option will be exercisable for ten years and may terminate earlier upon termination of directorship.

•	Effective June 12, 2002, our Board of Directors granted options to non-employee directors as follows:
•	Mr. Borns – 1,500
•	Mr. Salyers – 1,500
•	Dr. Knieser – 1,500

•	Effective November 6, 2002, our Board of Directors granted options to non-employee directors as follows:
•	Mr. Steane – 500

•	Our officers do not receive an annual retainer, meeting fees, shares of common stock or other compensation for service as directors or for service on Committees of our Board of Directors.

Are other fees/compensation paid to Directors?

Dr. Martial R. Knieser, a director, also serves as our medical director. For those services, Dr. Knieser was paid $58,520 in 2002.

AUDIT COMMITTEE REPORT

Our Board of Directors has adopted a written charter for the Audit Committee. In accordance with its written charter, the Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with our independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to our Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of our independent auditors.

The members of the Committee are independent as contemplated by the existing and proposed listing requirements of the NASDAQ Stock Market and the new independence requirements proposed by the Securities and Exchange Commission.

James H. Steane II, Audit Committee Chair
Robert J. Salyers, Audit Committee Member
Robert A. Borns, Audit Committee Member

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has furnished the following report on executive compensation:

What is the philosophy behind executive compensation?

The objectives of our executive compensation program are to:

•	Support the achievement of desired Company performance.

•	Provide compensation that will attract and retain superior talent and reward performance.

•	Align the executive officers’ interests with our success by placing a portion of pay at risk with payout dependent upon corporate performance.

The executive compensation program provides an overall level of compensation opportunity believed to be competitive within the insurance industry, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon our annual and long-term performance, as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal or individual circumstances.

What are the components of executive compensation?

Our executive officer compensation program is comprised of the following major components, all of which are intended to attract, retain and motivate highly effective executives.

1.     Base Salary. Base salary levels for our executive officers are competitively set relative to companies in the insurance industry and other comparable companies. In determining salaries, the Committee also takes into account individual experience and performance and specific issues particular to the Company. These salaries are embodied in employment agreements negotiated with our executive officers. See “Employment Agreements”.

2.     Cash Incentive Compensation. Cash incentive compensation is designed to motivate our executives to attain short-term and long-term corporate goals. Annual cash bonuses are paid to our executives in accordance with their respective employment agreements.

3.     Long-term Incentive Compensation. Long-term incentive compensation is provided to executives and other employees through the 2002 Stock Incentive Plan. The objectives of the Plan are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareowner return, and to enable executives to develop and maintain a significant, long-term ownership position in common stock.

4.     Deferred Compensation. Deferred compensation provides funds for retirement or death for certain of our executive officers, directors and management employees (and their beneficiaries). It is intended that the deferred compensation plan will aid in retaining and attracting employees of exceptional ability by providing such employees with a means to supplement their standard of living at retirement. This deferred compensation plan is intended to qualify for the exemptions described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

COMPENSATION COMMITTEE REPORT

The 2002 Stock Incentive Plan authorizes a grant of stock options, within the total number of shares authorized, to eligible officers and other key employees. The amount of common stock subject to any award made under the 2002 Stock Incentive Plan is a function of salary and position in our Company. As with the determination of base salaries and cash incentive compensation, the Incentive Stock Option Plan Committee exercises subjective judgment and discretion in view of its general policies. The Incentive Stock Option Plan Committee will act in accordance with guidelines established in the 2002 Stock Incentive Plan. Our long-term performance ultimately determines compensation from stock options, since gains from stock option exercise are entirely dependent on the long-term growth of our stock price. Awards are made at a level calculated to be competitive within the insurance industry as well as a broader group of companies of comparable size and complexity.

How are limitations on the deductibility of compensation handled?

Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a public company’s compensation deduction with respect to certain highly compensated executives in excess of $1,000,000 unless certain conditions are satisfied. We presently believe that this provision is unlikely to become applicable to us in the near future because the levels of base salary and annual cash incentive compensation of our executive officers are less than $1,000,000 per annum. Therefore, we have not taken any action to adjust our compensation plans or policies in response to Section 162(m).

What other benefits are available to our Executive Officers?

We provide programs to our executive officers that are generally available to all of our employees including a 401(k) plan and medical benefits.

How is the Chief Executive Officer compensated?

Mr. Hunter was appointed to the position of Chairman of the Board and Chief Executive Officer during 1989. The compensation of Mr. Hunter is established by the terms of his employment agreement. Under his employment agreement, a portion of his cash compensation is tied directly to our financial performance, because his annual cash bonus is a fixed percentage (3 percent) of our annual gross operating income. During 2002, Mr. Hunter’s annual base salary rate was increased from $358,320 to $487,000 by the Committee. Mr. Hunter’s incentive bonus in 2002 was $47,500 in accordance with his employment agreement. Mr. Hunter was also awarded $400,000 as a special bonus.

Who prepared this report?

This report has been furnished by the members of the Compensation Committee

•	Martial R. Knieser, Chairman
•	Robert A. Borns
•	Robert J. Salyers

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

The following table sets forth the annual and certain other components of the compensation for the last three fiscal years earned by Mr. Hunter, Chairman and Chief Executive Officer of the Company, and our other currently serving executive officers whose salary and bonus exceeded $100,000 during fiscal year 2002 (Messrs. Pheffer and Coons) (collectively, Messrs, Hunter, Pheffer and Coons are referred to as the “Named Executive Officers”) as well as such information for certain former executive officers whose salary and bonus exceeded $100,000 during fiscal year 2002, but who were no longer serving in such capacity at the end of 2002 (Messrs. Ohlson and Stahl):

SUMMARY COMPENSATION TABLE

					LONG TERM COMPENSATION
					AWARDS

					Securities	All Other
	Fiscal	ANNUAL COMPENSATION			Underlying	Compensation
Name and Principal Position	Year	Salary	Bonus (1)	Other (2)	Options	(3)

Ronald D. Hunter	2002	$402,240	$447,500	$19,608	—	$66,695
Chairman of the Board	2001	358,320	182,921	232,027	—	29,845
and Chief Executive Officer	2000	346,527	332,476	48,948	—	29,845

P.B. (“Pete”) Pheffer	2002	283,664	285,000	—	—	28,431
President and	2001	245,328	91,460	100,000	—	19,567
Chief Financial Officer	2000	237,255	166,238	—	—	19,394

Stephen M. Coons	2002	219,864	121,986	—	—	18,319
Executive Vice President	2001	215,352	91,460	—	—	16,789
General Counsel and Secretary	2000	208,278	166,238	—	—	16,789

Raymond J. Ohlson	2002	250,488	12,524	584,051	—	52,167
Former Executive Vice President	2001	245,328	91,460	100,000	—	19,840
Chief Marketing Officer	2000	237,255	166,238	—	—	19,840

Edward T. Stahl	2002	85,200	40,000	88,200	—	13,207
Former Executive Vice President	2001	166,896	91,460	—	—	15,007
Chief Administration Officer	2000	161,415	166,238	—	—	12,800

(1)	2002 amounts also include special awards of $400,000 to Mr. Hunter, $250,000 to Mr. Pheffer, and $100,000 to Mr. Coons by the Compensation Committee.

(2)	2002 amounts include $19,608 imputed interest on an interest-free loan made to Mr. Hunter in 1997. The balance of the loan at December 31, 2002 is $775,500. Such amounts include a contractual severance payment of $500,976 to Mr. Ohlson and a consulting fee of $88,200 to Mr. Stahl.

EXECUTIVE COMPENSATION

(3) Amounts reported for fiscal year 2002 were as follows:

		Key Man	Disability
	401K	Insurance	Insurance	Travel
Name	Contribution	Premiums	Premiums	Allowance

Ronald D. Hunter	$8,000	$39,740	$6,955	$12,000
P.B. (“Pete”) Pheffer	8,000	8,415	6,016	6,000
Stephen M. Coons	8,000	2,408	1,911	6,000
Raymond J. Ohlson	8,000	31,125	7,042	6,000
Edward T. Stahl	8,000	2,207	—	3,000

No stock options were granted or exercised by Named Executive Officers during fiscal year 2002. The following table sets forth information with respect to Named Executive Officers concerning unexercised options held as of the end of fiscal year 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

			Value of Unexercised
	Number of Securities Underlying		In the Money
	Unexercised Options at FY-End		Options at FY-End ($)

Name	Exercisable	Unexercisable	Exercisable(1)	Unexercisable

Ronald D. Hunter	688,095	—	—	—
P.B. (“Pete”) Pheffer	292,500	—	—	—
Stephen M. Coons	265,260	—	—	—

(1) All options held by the Named Executive Officers were below the denominated exercise price at December 31, 2002.

EMPLOYMENT AGREEMENTS

We have employment agreements with Messrs. Hunter, Pheffer, and Coons.

When do the employment agreements terminate?

•	Mr. Hunter’s employment agreement will initially run for a five year period terminating on January 1, 2008, and it shall automatically renew annually for successive five year periods on January 1 of each year, unless either party elects not to renew in accordance with the terms of the agreement.

•	Mr. Pheffer’s employment agreement will initially run for a three year period terminating on January 1, 2006, and it shall automatically renew annually for successive three year periods on January 1 of each year, unless either party elects not to renew in accordance with the terms of the agreement.

•	Mr. Coons’ employment agreement terminates on July 1, 2004.

What happens when employment is terminated?

If Mr. Hunter’s or Mr. Pheffer’s employment is terminated, for a period of two years thereafter, each shall not:

•	Within Indiana, render any services as an agent, independent contractor, consultant or otherwise become employed in the business of selling or providing life, accident or health insurance products or lending or other financial products or services sold by the Company or our subsidiaries.

•	Within Indiana, in any manner compete with us or with any of our subsidiaries.

•	Solicit or attempt to convert to other insurance carriers providing similar products or services provided by us, and our customers or policyholders.

If Mr. Coons’ employment is terminated, for a period of one year thereafter, he shall not:

•	Sell or attempt to sell, within Indiana, any type of our insurance products.

•	Sell or attempt to sell any types of our insurance products that we market to our customers.

•	Within Indiana, own, be employed by, or be connected in any manner with any business similar to our type of business.

What is the agreement on termination of employment due to a change in control?

•	Following a termination of Mr. Hunter’s employment with the Company, in the event of a change-in-control, Mr. Hunter would be entitled to receive a lump-sum payment equal to five times the sum of his then-current base salary, and the average amount of the bonuses paid to him for the five preceding fiscal years. Mr. Hunter would also be entitled to receive a lump-sum payment equal to the amount determined by multiplying the number of shares of common stock subject to unexercised stock options previously granted by the Company and held by Mr. Hunter on the date of termination, whether or not such options are then exercisable, by the greater of (i) the highest sales price of the common stock during the preceding six-month period, and (ii) the highest price paid to the holders of common stock of the Company whereby the change in control takes place.

EMPLOYMENT AGREEMENTS

•	Following a termination of Mr. Pheffer’s employment with the Company, in the event of a change-in-control, Mr. Pheffer would be entitled to receive a lump-sum payment equal to three times the sum of his then-current base salary, and the average amount of the bonuses paid to him for the three preceding fiscal years. Mr. Pheffer would also be entitled to receive a lump-sum payment equal to the amount determined by multiplying the number of shares of common stock subject to unexercised stock options previously granted by the Company and held by Mr. Pheffer on the date of termination, whether or not such options are then exercisable, by the greater of (i) the highest sales price of the common stock during the preceding six-month period, and (ii) the highest price paid to the holders of common stock of the Company whereby the change in control takes place.

•	Following a termination of Mr. Coons’ employment with the Company in the event of a change-in-control, Mr. Coons would be entitled to receive a lump sum payment equal to 2.99 times his average annual compensation payable by the Company to him for the five preceding calendar years and a lump sum payment, the amount determined by multiplying the number of shares of common stock subject to unexercised stock options previously granted by the Company and held by Mr. Coons on the date of termination, whether or not such options are then exercisable, and the highest per share fair market value of the common stock on any day during the six-month period ending on the date of termination. Upon payment of such amount, such unexercised stock options will be deemed to be surrendered and canceled.

What are the salary and bonus agreements?

•	Mr. Hunter receives a bonus equal to 3% of our annual gross operating income, but not less than 10% of his annual salary.

•	Mr. Pheffer receives a bonus equal to 2% of our annual gross operating income, but not less than 10% of his annual salary.

•	Mr. Coons receives a bonus equal to 1 1/2% of our annual gross operating income, but not less than 10% of his annual salary.

•	The salaries for 2002 are in accordance with the individual’s employment agreements and increase annually based on the Consumer Price Index.

PERFORMANCE GRAPH

The following stock performance graph reflects a five-year comparison of cumulative total shareholder return on the assumption that $100 was invested on December 31, 1997 in each of 1) our common stock, 2) the Russell 2000 index and 3) the NASDAQ Insurance Stock Index.

The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 and the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

STOCK OWNERSHIP

COMMON STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of common stock:

•	By each of our shareholders known to own beneficially more than five percent (5%) of the outstanding common stock.
•	By each of our directors.
•	By each of our Named Executive Officers.
•	By all directors and our Named Executive Officers as a group.

	Number of Shares
Name	Owned (1)		Percent (2)

Ronald D. Hunter
10689 N. Pennsylvania Street
Indianapolis, Indiana 46280	929,547	(3)	11.54%
Martial R. Knieser	343,455	(4)	4.26
P.B. (“Pete”) Pheffer	318,228		3.95
Stephen M. Coons	302,910		3.76
Robert A. Borns	102,700		1.27
Robert J. Salyers	3,650		*
James H. Steane II	3,500		*
All directors and Named Executive
Officers as a group (seven persons)	2,003,990		24.87
Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401	524,585	(5)	6.51

*	Less than one percent

STOCK OWNERSHIP

(1)	Except as otherwise noted below, each person named in the table possesses sole voting and sole investment power with respect to all shares of common stock listed in the table as owned by such person. Shares beneficially owned include shares that may be acquired pursuant to the exercise of outstanding options, warrants or convertible securities that are exercisable within 60 days of March 31, 2003 as follows: Mr. Hunter – 688,095, Dr. Knieser – 47,100, Mr. Coons — 265,260, Mr. Pheffer – 292,500, Mr. Borns – 25,000, Mr. Salyers – 1,500, Mr. Steane – 500, directors, Named Executive Officers and principal shareholders as a group - 1,319,955.

(2)	Percentage of total outstanding shares is calculated separately for each person on the basis of the actual number of outstanding shares as of March 31, 2003 and assumes, for purposes of the calculation, that shares issuable upon exercise of options or warrants exercisable and securities convertible within 60 days held by such person (but no other shareholders) had been issued as of such date.

(3)	Includes 4,006 shares beneficially owned by Mr. Hunter’s spouse and child, as to which shares Mr. Hunter disclaims beneficial ownership.

(4)	Includes 6,153 shares beneficially owned by Dr. Knieser’s spouse and children, as to which shares Dr. Knieser disclaims beneficial ownership.

(5)	Information with respect to Dimensional Fund Advisors, Inc. is based solely on a review of statements on Schedule 13G filed by such entity with the Securities and Exchange Commission.

EQUITY COMPENSATION PLAN INFORMATION

In January 2002, the Securities and Exchange Commission adopted new rules for the disclosure of equity compensation plans. The purpose of the new rules is to summarize the potential dilution that could occur from past and future equity grants under all equity compensation plans. The following provides tabular disclosure of the number of securities to be issued upon the exercise of outstanding options, the weighted average exercise price of outstanding options, and the number of securities remaining available for future issuance under our equity compensation plans. All of our equity compensation plans have been approved by our shareholders.

	Number of		Number of
	securities to		securities
	be issued		remaining
	upon		available for
	exercise of	Weighted-average	future
	outstanding	exercise price of	issuance
	options,	outstanding	under equity
	warrants	options, warrants	compensation
Plan Category	and rights	and rights	plans

Equity compensation plans approved by security holders:
1992 Stock Option Plan	2,349,370	6.05	0
2002 Stock Incentive Plan	60,500	4.00	929,500

GENERAL

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Articles of Incorporation and Bylaws provide for indemnification of our officers and directors to the maximum extent permitted under the Indiana Business Corporation Law (“IBCL”). In addition, we have entered into separate indemnification agreements with some of our directors which may require, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the maximum extent permitted under the IBCL.

On October 28, 1997, we made an interest free loan to Mr. Hunter, Chairman of the Board, in the amount of $775,500. The loan is repayable within 10 days of Mr. Hunter’s voluntary termination or resignation as our Chairman and CEO. In the event of a termination of Mr. Hunter’s employment following a change in control, the loan is deemed to be forgiven.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Subject to its discretion to appoint alternative auditors if deemed appropriate, the Board of Directors has retained Ernst & Young LLP as auditors for the current fiscal year. We have employed this firm in that capacity since our formation in 1989.

Fees for the last annual audit were $225,000. All other fees were $163,000 for 2002 including audit related services for the sale of the Company’s International Operations of $81,000, other audit related services of $30,000 and non audit tax services of $52,000.

Fees for 2001 annual audit were $210,000. All other fees were $186,000 for 2001 including audit related services of $95,000 and non audit tax services of $91,000. The majority of fees for audit related services for 2001 relate to services rendered in connection with Securities and Exchange Commission registration statements.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of our 2002 consolidated financial statements.

SHAREHOLDER PROPOSALS

Our shareholders may bring business before the Annual Meeting. To do so, such shareholder must give written notice thereof, containing the information required by our Bylaws, to the Secretary of the Company. Any such notice must be received at our executive office no later than the close of business on May 12, 2003.

Our 2004 Annual Meeting is expected to be held in June. In order to be considered for inclusion in our Proxy Statement for the 2004 Annual Meeting, we must receive the shareholder proposal within a reasonable time before solicitation of proxies for such meeting is made. Such proposals may be included in next year’s Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent (10%) of the common stock (“Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us and written representations from certain Reporting Persons, we believe that during fiscal year 2002 our Reporting Persons complied with all filing requirements applicable to them.

GENERAL

ANNUAL REPORT

Our Annual Report and Form 10-K for 2002 is being mailed to the shareholders with this Proxy Statement, but is not part of the proxy solicitation material.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

We will bear the cost of preparing, handling, printing and mailing this Proxy Statement, the accompanying proxy card and any additional material which may be furnished to shareholders, and the actual expense incurred by brokerage houses, fiduciaries and custodians in forwarding such materials to beneficial owners of common stock held in their names. The solicitation of proxies will be made by the use of the mail and through direct communication with certain shareholders or their representatives by our officers, directors or employees who will receive no additional compensation for such solicitation. This Proxy Statement and the enclosed proxy card were first sent or given to shareholders on or about May 2, 2003.

OTHER BUSINESS

Our Board of Directors knows of no other matters, other than those stated above, to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Stephen M. Coons
Executive Vice President and Secretary

PROXY

STANDARD MANAGEMENT CORPORATION

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 11, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Standard Management Corporation ( the “Company” or “SMC”) does hereby acknowledge receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and does hereby constitute and appoint Ronald D. Hunter and Stephen M. Coons, or either of them, with full power of substitution, to vote all shares of Common Stock of SMC that the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of SMC, to be held on Wednesday, June 11, 2003 at 9:30 a.m. (Eastern Standard Time) at 10689 North Pennsylvania, Indianapolis, Indiana 46280, and at any adjournment thereof, as follows:

     This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees for director (as defined on the reverse side) in Proposal 1. If other business is presented at said meeting, this proxy will be voted on those matters in accordance with the best judgment of the named proxies.

Please mark your votes as indicated in this example	☒

1.	The election of three (3) Class II Directors and one (1) Class III Director:

	FOR	WITHHOLD AUTHORITY
	the nominees	for the
	listed	nominees listed
	☐	☐

01 Stephen M. Coons 02 Martial R. Knieser 03 P. B. (“Pete”) Pheffer 04 James H. Steane II

INSTRUCTIONS:	To withhold authority to vote for any individual nominee, strike that nominee’s name from the names listed above

You are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

Dated: _______________________________, 2003

__________________________________________________________
Signature

__________________________________________________________
Signature if held jointly

When signing the proxy, please take care to have the signature conform to the shareholder’s name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing. Corporations and partnerships should sign in their full corporate or partnership names by a duly authorized person.